UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2024

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta,	Ohio	45750-0738
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(740)	373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PEBO	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operation and Financial Condition.

On April 23, 2024 Peoples Bancorp Inc. ("Peoples") issued a news release regarding its financial results for the first quarter and full year of 2024. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Conference Call to Discuss Earnings:
Peoples will conduct a facilitated conference call to discuss first quarter and full year 2024 results of operations today at 11:00 a.m., Eastern Daylight Time, with members of Peoples' executive management participating. Analysts, media and individual investors are invited to participate in the conference call by calling (866) 890-9285. A simultaneous Webcast of the conference call audio will be available online via the “Investor Relations” section of Peoples' website, www.peoplesbancorp.com.  Participants are encouraged to call or sign in at least 15 minutes prior to the scheduled conference call time to ensure participation and, if required, to download and install the necessary software. A replay of the call will be available on Peoples' website in the “Investor Relations” section for one year.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in the Current Report on Form 8-K of Peoples Bancorp Inc. (“Peoples”) filed on July 11, 2023, in connection with the retirement of Charles W. Sulerzyski on March 31, 2024, and the appointment, effective April 1, 2024, of Tyler J. Wilcox to serve as the next President and Chief Executive Officer of each of Peoples and Peoples’ banking subsidiary, Peoples Bank, Mr. Wilcox was to be elected as a director of each of Peoples and Peoples Bank to fill the vacancy created on each Board of Directors by the retirement of Mr. Sulerzyski.
On April 22, 2024, the Board of Directors of Peoples elected Mr. Wilcox as a director of Peoples to serve for an initial term ending at Peoples’ 2024 Annual Meeting of Shareholders on April 25, 2024. On April 22, 2024, the Board of Directors of Peoples Bank elected Mr. Wilcox as a director of Peoples Bank.
As an officer and employee of Peoples, Mr. Wilcox will receive no additional compensation for his service on the Boards of Directors of Peoples and Peoples Bank.
Peoples has determined that neither Mr. Wilcox nor any of his immediate family members has had (or proposes to have) a direct or indirect interest in any transaction in which Peoples or any of Peoples’ subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K, excluding the employment relationship between Mr. Wilcox and Peoples.

Item 8.01     Other Events

On April 23, 2024, Peoples issued a news release announcing that the Board of Directors declared a quarterly dividend of $0.40 per common share on April 22, 2024. A copy of the news release is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

a) Financial statements of businesses acquired
No response required.

b) Pro forma financial information
No response required.

c) Exhibits
See Index to Exhibits on Page 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	April 23, 2024	By:/s/	KATIE BAILEY
Katie Bailey

Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	News Release issued by Peoples Bancorp Inc. on April 23, 2024
99.2	News Release issued by Peoples Bancorp Inc. on April 23, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

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